ETHOS ENVIRONMENTAL, INC.

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made and entered into as of ______________, by and between Ethos Environmental, Inc., a Nevada corporation (the “Debtor” or the “Company”), and each of the secured parties listed on Exhibit A attached to this Agreement (each a “Secured Party” and together the “Secured Parties”).

RECITALS

WHEREAS, this Agreement is being executed in connection with the issuance of those certain Convertible Promissory Notes (the “Notes”) issued by Debtor in favor of Secured Parties under the terms of that certain Securities Purchase Agreement dated even herewith, such Notes are intended by the parties hereto to be secured by those certain assets of the Debtor as more fully set forth herein.

AGREEMENT

For other good and valuable consideration, the Debtor hereby agrees with the Secured Parties as follows:

1.            Grant of Security Interest; Subordination.

(a)           To secure the Debtor’s performance of its obligations to the Secured Parties pursuant to the Notes (including, without limitation, Debtor’s obligations to convert the Notes into shares of the Company’s equity securities and to timely pay the principal amount of, and interest on, the Notes and any other amounts payable with respect to the Note) (the “Obligations”), the Debtor hereby grants to the Secured Parties as a whole, and to each individual Secured Party the undivided percentage interest in the Collateral that is set forth opposite such Secured Party’s name on Exhibit A (the “Participating Interest”), a continuing lien on and security interest (the “Security Interest”) in the following collateral (the “Collateral”): (1)  inventory of the Company’s principal products, “Ethos FR” and/or “Ethos BC” (collectively the “Products”), (2) raw materials to produce the Products, or (3) outstanding receivables for Products shipped on or after the date of this Agreement. For purposes of this Agreement, each unpackaged unlabeled gallon of Product shall have a deemed fair market value of $35.00 per gallon.

       (b)    Each Secured Party hereto agrees to subordinate the Security Interest in the Collateral as set forth in Section 1(a) above, should the Company be able to secure additional financing in the amount of $1,000,000 or more and such financing is predicated upon, fully or in part, the ability of the Company to subordinate the Security Interest hereunder.
2.            Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party that:
(a) Ownership of Collateral. Except for the Security Interest granted to the Secured Parties pursuant to this Agreement, the Debtor has rights in or the power to transfer the Collateral free and clear of any adverse lien, security interest or encumbrance except as created by this Security Interest. No financing statements covering any Collateral or any proceeds thereof are on file in any public office (other than filings listing Secured Parties as the secured party)

(b) Valid Security Interest. The Security Interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of the Secured Parties in the Collateral for which perfection is governed by the UCC. Such Security Interest will be prior to all other liens on the Collateral.

(c) Organization and Good Standing. The Debtor has been duly incorporated, and is validly existing and in good standing, under the laws of the State of Nevada and has a Nevada corporate identification number of E 031068-2006-5.

(d) Location, State of Incorporation and Name of Debtor. Debtor’s chief executive office is located at 6800 Gateway Park Drive San Diego, California 92154. Debtor’s state of incorporation is Nevada and the exact legal name of the organization is as set forth in the first paragraph of this Agreement.

3.           Rights and Obligations of Secured Parties.

    (a) Ratable Sharing of Collateral. Each Secured Party acknowledges and it is the intent of the Secured Parties that the Security Interest granted by Debtor is evidenced by a single Security Agreement and each Secured Party hereby agrees (and each Secured Party hereby irrevocably advises and instructs Debtor to recognize) that each Secured Party shall participate in the percentage of the total amount of any Collateral and proceeds of the Collateral calculated by multiplying the Debtor’s total Obligations by each Secured Party’s Participating Interest in the Collateral.

    (b) Event of Default. If an Event of Default shall have occurred and is continuing, those Secured Parties, who are not officers or directors of the Company, holding a majority of the Participating Interests in the Collateral shall collectively appoint such person whom shall represent the Secured Parties (the “Secured Party Representative”) and shall notify the Company and the Secured Party Representative of such default and direct the Secured Party Representative with the course of action to take in enforcing the Secured Parties’ rights and remedies under this Agreement against the Debtor and Collateral including foreclosing on the Collateral if necessary. In the event of foreclosure on the Collateral, if the Collateral is not purchased by a third party at a trustees sale or otherwise as provided under the UCC, the Secured Party Representative shall cause title to vest in the names of each Secured Party, as tenants in common, with undivided interests in the Collateral in accordance with its Participating Interest. The Secured Parties may also direct Secured Party Representative to exercise any further rights or remedies under this Agreement, the Purchase Agreement, or Notes; provided, however, that any interest in or amounts recorded with respect to the Collateral shall be vested in the names of each Secured Party in accordance herewith. Any proceeds received from any such foreclosure, remedial action, redemption or receivership proceeding related to the Collateral shall be shared between the Secured Parties pari passu in a manner proportionate to their undivided interest in the Collateral at the time of determination.

    (c) Actions by Secured Parties; Settlement of Claims. All actions by Secured Parties or decisions effecting the rights of the Secured Parties including any settlement of claims the Secured Parties may have against Debtor shall only be effected by those Secured Parties, who are not officers or directors of the Company, holding a majority of the Participating Interest in the Collateral.

4.           Covenants. The Debtor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations are paid in full:

    (a) Other Liens. Except for the Security Interest, the Debtor has rights in or the power to transfer the Collateral and its title and will be able to do so hereafter free from any adverse lien, security interest or encumbrance (other than purchase money security interests that will be discharged upon Debtor’s payment of the purchase price for the applicable property), and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

    (b) Maintenance of Records. The Debtor will keep and maintain at its own expense complete and satisfactory records of the Collateral.

    (c) Inspection Rights. The Secured Parties shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral. The Secured Parties or their representatives may examine such records and make photocopies or otherwise take extracts from such records. The Debtor agrees to render to the Secured Parties, at the Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

    (d) Compliance with Laws, etc. The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Parties’ rights or the priority of its liens on the Collateral.

5.           Event of Default; Secured Party’s Appointment as Attorney-in-Fact.

    (a) Event of Default. For purposes of this Agreement, the occurrence of any one of the following events (each, an “Event of Default”) shall constitute a default hereunder and under the Note:

(i) A material breach of a representation or warranty made by the Debtor under the Purchase Agreement as of the date thereof;

(ii) The insolvency of the Debtor, the commission of any act of bankruptcy by the Debtor, the execution by the Debtor of a general assignment for the benefit of creditors, the filing by or against the Debtor of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the appointment of a receiver or trustee to take possession of the property or assets of the Debtor; or

    (b) Powers. The Debtor hereby appoints the Secured Parties and any officer or agent of the Secured Parties, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or its own name, from time to time in the Secured Parties’ discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to authenticate any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Parties shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Parties or as the Secured Parties directs;

(ii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(iv) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(v) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Parties may deem appropriate;

(vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Parties’ option and the Debtor’s expense, any actions which the Secured Parties deem necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Parties were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Parties shall lawfully do or cause to be done in accordance with this Section 5. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

5.           No Duty on Secured Parties’ Part. The powers conferred on the Secured Parties by this Section 5 are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Parties shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Parties nor any of their officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 5.

6. Performance by Secured Parties Debtor’s Obligations. If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Parties perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Parties incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Parties on demand and shall constitute Obligations secured by this Agreement.

7.  Remedies. If an Event of Default has occurred and is continuing, the Secured Parties may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the foregoing, the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as the Secured Parties may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by the Secured Parties of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Parties to collect such deficiency.

8. Private Sale and Compliance with Law.

(a) Secured Parties shall not incur any liability as a result of the sale of Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Debtor hereby waives any claim against Secured Parties arising by reason of the fact that the price at which Collateral may have been sold at such a private sale conducted in a commercially reasonable manner was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Parties accept the first offer received and does not offer Collateral to more than one offeree.

(b) Debtor agrees that in any sale of any of the Collateral whenever an event of default hereunder shall have occurred and be continuing, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Parties be liable or accountable to Debtor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

9.  Application of Payments with Respect to the Collateral. In the event of any foreclosure, sale or other disposition of or realization in any manner upon any of the Collateral, all monies or other property collected or received by the Secured Parties or their representatives or counsel with respect to the Collateral, in excess of the amount paid to discharge liens upon the Collateral (if any), shall be distributed by the Secured Parties as follows:

(a) First: to the ratable, pari passu payment of any advances made by any of the Secured Parties to satisfy any lien or other claim that may impair the Collateral, ratably according to the total amounts owing to the respective Secured Party as a result of such advances;

(b) Second: to the Secured Parties and their representatives and counsel in the amount of, and to apply to, the payment of reasonable costs and expenses incurred by Secured Parties representatives and counsel in connection with the administration and enforcement of the foreclosed upon Collateral, as the case may be, including the reasonable fees and out-of-pocket expenses of counsel employed by the Secured Parties to the extent that such fees, advances, costs and expenses, shall not previously have been paid or reimbursed to the Secured Parties; and

(c) Third: to each Secured Party, pari passu, in a manner proportionate to its Participating Interests in the Collateral at the time of determination until all indebtedness and other obligations owed by Debtor under the Notes have been satisfied in full, then any excess amount to Debtor.

10.  Limitation on Duties Regarding Preservation of Collateral. The Secured Parties’ sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Parties deal with similar property for their own account. Neither the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

11.  Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and are powers coupled with an interest.

12.  No Waiver; Cumulative Remedies. The Secured Parties shall not by any act (except by a written instrument pursuant to Section 14(f) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.  Termination of Security Interest. Upon satisfaction of the Debtor’s obligations pursuant to the Note, or conversion of the Notes into shares of the Company’s equity securities pursuant to the terms of the Notes, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Parties shall authenticate and deliver to the Debtor such documents as the Debtor may reasonably request to evidence such termination.

14. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns, as well as all persons who become bound as a debtor to this Agreement and inure to the benefit of the Secured Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f) Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 11(f) shall be binding upon the parties and their respective successors and assigns.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

IN WITNESS WHEREOF, the Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

ETHOS ENVIRONMENTAL, INC.

By: ______________________
Corey Schlossmann, CEO

Address:	6800 Gateway Park Drive
San Diego, CA 92154

[SIGNATURE PAGES OF SECURED PARTY TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

SECURED PARTY:

By:

Name:
(print)
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A

SCHEDULE OF SECURED PARTIES

Name and Address of Secured Party	Original Principal Amount of Note	Participating Interest in Collateral in %

TOTAL		100%